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            [LETTERHEAD OF MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.]



                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Infotopia, Inc. on Form S-8 of our report dated July 9, 2000 appearing in the Current Report on Form 8-K/A filed on July 11, 2000 of Infotopia, Inc. for the nine month period ended March 31, 2000 and for the year ended June 30, 1999.


                                   /s/ Merdinger, Fruchter, Rosen & Corso, P.C.
                                       MERDINGER, FRUCHTER, ROSEN & Corso, P.C.
                                       Certified Public Accountants

New York, New York
August 8, 2000